Exhibit 8.1
May 5, 2010
LendingClub Corporation
370 Convention Way
Redwood City, CA 94063
Re: Tax Opinion for the Form S-1 Registration Statement
Ladies and Gentlemen:
We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the preparation of a Form S-1 registration statement dated April 30, 2010 (the “S-1 Registration Statement”) and its filing by LendingClub Corporation (the “Company”) with the Securities and Exchange Commission relating to the registration of Member Payment Dependent Notes (the “Notes”). This opinion has been requested solely in connection with the filing of the S-1 Registration Statement with the Securities and Exchange Commission.
Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the S-1 Registration Statement.
We have acted as legal counsel to the Company in connection with the preparation of the S-1 Registration Statement. As such, and for purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, or the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:
(1) the Form S-1 Registration Statement
In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:
(1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the filing date of the S-1 Registration Statement) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;
(2) All statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made available to us are true and correct and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incorrect or incomplete;

(3) Any representation or statement referred to above made “to the best of knowledge” or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Time of the Merger and thereafter where relevant;
Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein our opinion is that the discussion in the section entitled “Material U.S. Federal Income Tax Considerations,” contained in the S-1 Registration Statement describes the material U.S. federal income tax consequences to the purchasers of the Notes.
Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the “Service”) and existing court decisions, any of which could be changed at any time. Any such changes could be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.
No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the offering of the Notes. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.
This Exhibit Opinion is being delivered for the purpose of being included as an exhibit to the S-1 Registration Statement. We consent to the filing of this opinion as an exhibit to the S-1 Registration Statement and to the use of our name in the S-1 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Fenwick & West LLP Fenwick & West LLP
A Limited Liability Partnership Including
Professional Corporation